UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2018, EVO Transportation & Energy Services, Inc. (the “Company”) entered into an acquisition option agreement (the “Option Agreement”) with Sheehy Enterprises, Inc., a Wisconsin corporation (“Sheehy Enterprises”), John Sheehy, and Robert Sheehy, pursuant to which the Company has the option to acquire from Sheehy Enterprises, and Sheehy Enterprises has the option to sell to the Company, all of the membership interests (the “Sheehy Mail Interests”) in Sheehy Mail, Inc., a Wisconsin corporation and wholly-owned subsidiary of Sheehy Enterprises (“Sheehy Mail”). Sheehy Mail is based in Waterloo, Wisconsin and is engaged in the business of fulfilling government contracts for freight trucking services.

Pursuant to the Option Agreement, the Company has the option to purchase the Sheehy Mail Interests from Sheehy Enterprises at any time from January 1, 2019 until the fifth anniversary of the date of the Option Agreement (the “Expiration Date”), and Sheehy Enterprises has the option to sell the Sheehy Mail Interests to the Company at any time from the earlier of (i) the date on which the Company completes a registered public offering of debt or equity securities and (ii) the date on which the closing sale price of the Company’s common stock equals or exceeds $5.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for 20 consecutive trading days and the average daily trading volume for that period exceeds 50,000 shares until the Expiration Date. As consideration for the Sheehy Mail Interests, the Company will issue 2,240,000 shares of common stock to Sheehy Enterprises at a price of $2.50 per share. The Option Agreement also provides that Sheehy Enterprises will have the right, at any time from April 1, 2020 until October 31, 2020, to request that the Company purchase up to $1,200,000 in fair market value (as defined in the Option Agreement) of shares of the Company’s common stock held by Sheehy Enterprises.

The closing of the transactions contemplated by the Option Agreement is subject to customary closing conditions, including, among others, the exchange of closing certificates and executed transaction documents, including an employment agreement between the Company and John Sheehy and an equipment lease between Sheehy Enterprises and Sheehy Mail for all trucks, trailers, and other vehicles used in Sheehy Mail’s business in form and substance acceptable to the Company, the accuracy of the other party’s representations and warranties (subject to customary qualifications), the other party’s material compliance with its covenants and agreements contained in the Option Agreement, and receipt of all approvals, consents and waivers required by the Option Agreement. The Option Agreement contains customary representations and warranties, covenants and indemnification obligations. There can be no assurance that the Company or Sheehy Enterprises will exercise their respective options under the Option Agreement or that the transactions contemplated by the Option Agreement will be consummated.

The description set forth above of the Option Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Option Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated by reference.

The information set forth in Items 2.03 and 3.02 below is incorporated herein by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2018, the Company issued convertible promissory notes (the “Notes”) in the aggregate principal amount of $1,005,000 to nine accredited investors pursuant to the terms of that certain Secured Convertible Promissory Note Purchase Agreement dated July 20, 2018. The Company paid commissions of $105,000 in connection with the Purchase Agreement and sale of the Note.

The Notes bear interest at 9%, compounded quarterly, have a maturity date of July 31, 2020, and are secured by all the assets of the Company. Each holder of a Note may agree, in its discretion, to add accrued interest to the principal balance of its Note on the first day of each calendar quarter. The Notes may not be prepaid prior to the first anniversary of the date of issuance and may be prepaid without penalty after the first anniversary of the date of issuance.

The Notes are convertible into shares (the “Note Shares”) of the Company’s common stock, par value $0.0001 per share, at a conversion rate of $2.50 per share of common stock at each Note holder’s option: 1) at any time after the first anniversary of the date of issuance or 2) at any time within 90 days after a “triggering event,” including a sale, reorganization, merger, or similar transaction where the Company is not the surviving entity. The Notes are also subject to mandatory conversion at any time after the first anniversary of the date of issuance if the average volume of shares of Company’s common stock traded on the Nasdaq Capital Market, NYSE American Market or a higher tier of either exchange is 100,000 or more for the 10 trading days prior to the applicable date.

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Item 3.02	Unregistered Sales of Equity Securities.

As additional consideration for the Notes, the Company issued warrants (the “Warrants”) to the holders of the Notes to purchase an aggregate of 402,000 shares of common stock (the “Warrant Shares”) at an exercise price of $2.50 per share, exercisable for ten years from the date of issuance. The Notes, Warrants, Note Shares, and Warrant Shares (the “Securities”) were offered and sold as part of a private placement for up to $5,000,000 solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Rule 135c Notice

The Securities offered in the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure within this current report on Form 8-K is being made pursuant to and in accordance with Rule 135c under the Securities Act. As required by Rule 135c, this report does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Appointment of John Sheehy as Chief Operating Officer

On September 5, 2018, the Company appointed John Sheehy as chief operating officer of the Company. Mr. Sheehy, 55, has served as president and chief executive officer of Sheehy Mail and Sheehy Enterprises since 2012. Sheehy Mail is a trucking company based in Waterloo, Wisconsin and was founded in 1968 to service multiple contracts with the United States Postal Service (“USPS”) dedicated to the over-the-road transport of mail between cities throughout the Midwest. Under Mr. Sheehy’s management, the firm has expanded into general freight contracting and has grown to become a premier regional carrier with over 200 employees.

As president and chief executive officer of Sheehy Mail and Sheehy Enterprises, Mr. Sheehy has introduced numerous innovations to his business operations, including proprietary LoadTrek™ computer hardware and software that tracks and provides real-time data through on-board computers. Mr. Sheehy has also overseen efforts to upgrade the fleet of tractors owned by Sheehy Enterprises to tractors powered by compressed natural gas (“CNG”), and the Sheehy Enterprises fleet is now over 90% CNG-operated. In recognition of those efforts, Sheehy Enterprises and Mr. Sheehy were honored by the Wisconsin clean cites in 2015-2017 as one of the top “Clean Fleets” in the state, were presented the Forward Fleet award and a 5 star clean fleet rating, and were also honored as one of HDT magazine’s 50 cleanest fleets in 2016.

John Sheehy has also served as president of the National Star Route Mail Contractors Association since 2012. In that capacity, he regularly meets with leaders of the USPS to explore ways postal suppliers and the USPS can collaborate to improve business processes, including alternative energy expansion.

The Company expects to enter into an employment agreement with John Sheehy in the near future. Except as disclosed in this current report on Form 8-K, there are no related party transactions involving Mr. Sheehy that are reportable under Item 404(a) of Regulation S-K.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Acquisition Option Agreement dated September 5, 2018 between EVO Transportation & Energy Services, Inc., Sheehy Enterprises, Inc., Sheehy Mail Contractors, Inc., John Sheehy, and Robert Sheehy*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2018	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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